UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                ----------

                                 FORM 8-K


                              CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):  November 22, 2006


                          ADM TRONICS UNLIMITED, INC.
             (Exact Name of Registrant as Specified in Charter)


          Delaware           000-17629              22-1896032
      (State or Other       (Commission            (IRS Employer
       Jurisdiction of       File Number)           Identification No.)
        Incorporation)


                224 Pegasus Avenue, Northvale, NJ        07647
            (Address of Principal Executive Offices)   (Zip Code)


   Registrant's telephone number, including area code   (201) 767-6040


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))













Item 7.01 Regulation FD Disclosure.

	On November 22, 2006, Ivivi Technologies, Inc. (the "Company"), a company in which ADM Tronics Unlimited Inc. owns approximately 35% of the outstanding Common Stock (as defined below), announced the closing of the sale of 250,000 shares of common stock, no par value per share, of the Company ("Common Stock") pursuant to the partial exercise of the over-allotment option granted to the underwriters in connection with the initial public offering of the Common Stock of the Company, which closed on October 24, 2006. These shares were sold at the initial public offering price of $6.00 per share. Net proceeds to the Company from the exercise of the over-allotment option are expected to be approximately $1.35 million.

	In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 7.01, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.






































SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                             IVIVI TECHNOLOGIES, INC.

                             By: /s/  Andre' DiMino
                             Name:    Andre' DiMino
                             Title:   President

     Date: November 22, 2006






17662/3
11/22/06 2056870.01